Exhibit 3.2

BYLAWS

OF

UNION FIRST MARKET BANKSHARES CORPORATION

Effective as of January 1, 2014

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ARTICLE I

MEETINGS OF SHAREHOLDERS

SECTION 1. PLACES OF MEETINGS. All meetings of the shareholders shall be held either at the principal office of the Corporation or at such other place as may be stated in the notice of any such meeting.

SECTION 2. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation shall be held at a time and place to be determined by the Chairman or Vice Chairman of the Board, if any, the Chief Executive Officer (sometimes hereinafter the “CEO”), the President, the Board of Directors or the Board’s Executive Committee, which time and place shall be stated in the notice of the annual meeting.

SECTION 3. SPECIAL MEETINGS. Except as otherwise specifically provided by law, any special meeting of the shareholders shall be held only upon the call of the Chairman or Vice Chairman of the Board, if any, the CEO, the President, the Board of Directors or the Board’s Executive Committee.

SECTION 4. NOTICE OF SHAREHOLDER BUSINESS. Except as otherwise provided by law, at any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Section.

(a) In order to be properly brought before the meeting, such business must have been either (i) specified in the written notice of the meeting (or any supplement thereto) given the shareholders of record on the record date of such meeting by or at the direction of the Board of Directors, (ii) brought before the meeting at the direction of the Board of Directors or the officer presiding over the meeting, (iii) specified in written notice given by or on behalf of a shareholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such shareholder, in accordance with all the following requirements.

(b) A notice referred to in clause 4(a)(iii) hereof must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary, not more than ten (10) days after the date of the initial notice referred to in clause 4(a)(i) hereof, in the case of business to be brought before a special meeting of shareholders, and not less than thirty (30) days prior to the first anniversary date of the initial notice referred to in clause 4(a)(i) above of the previous year’s annual meeting, in the case of business to be brought before an annual meeting of shareholders, provided, however, that such notice shall not be required to be given more than ninety (90) days prior to the annual meeting of shareholders. Such notice referred to in clause 4(a)(iii) above shall set forth:

(1) a full description of each such item of business proposed to be brought before the meeting including the complete text of any resolution to be presented, the reasons for wanting to conduct such business, and any material interest of the shareholder in such business;

(2) the name and address as they appear on the Corporation’s books of the shareholder proposing to bring such business before the meeting;

(3) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice;

(4) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission under Regulation 14A and pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successors thereto, and the written consent of each such nominee to serve if elected; and

(5) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Regulation 14A under Section 14 of the Securities Exchange Act of 1934, as amended, or any successors thereto.

(c) Any matter brought before a meeting of shareholders upon the affirmative recommendation of the Board of Directors where such matter is included in the written notice of the meeting (or any supplement thereto) and accompanying proxy statement given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors is deemed to be properly before the shareholders for a vote and does not need to be moved or seconded from the floor of such meeting. No business shall be brought before any meeting of shareholders of the Corporation otherwise than as provided in this Section 4.

SECTION 5. NOTICE OF MEETING. Written notice stating the place, date, and time of each annual and any special meeting of the shareholders, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days previous thereto (except as otherwise required or permitted by law), either personally, by mail, or by such other manner as permitted or required by law, by or at the direction of the Chairman or Vice Chairman of the Board, the CEO, the President, the Secretary, or by the persons calling the meeting, to each shareholder of record entitled to vote at the meeting.

SECTION 6. WAIVER OF NOTICE. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the shareholder entitled to notice and delivered to the Secretary, or by the shareholder who attends the meeting in person or by proxy without objecting to the transaction of business.

SECTION 7. QUORUM. Any number of shareholders together holding a majority of the shares issued and outstanding of the Corporation entitled to vote (which shall not include any treasury stock, if any, held by the Corporation), who shall be present in person or represented by proxy at any meeting, shall constitute a quorum for the transaction of business, including the election of directors, except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws. If less than a quorum shall be present or represented by proxy at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy, without notice other than by announcement at the meeting, until a quorum shall be present or represented by proxy. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder.

SECTION 8. PROXIES. A shareholder may appoint a proxy to vote for him or otherwise act for him by signing an appointment form, either personally or by his attorney in fact, and the proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes.

SECTION 9. ORGANIZATION. The Chairman of the Board and in his absence, the Vice Chairman of the Board, or in the absence of the Chairman and Vice Chairman of the Board, the CEO, the President, and in the absence of the CEO or the President, a chairman appointed by the Board of Directors, shall call the meeting of the shareholders to order and shall act as chairman thereof. A chairman of the meeting cannot be elected by the shareholders present.

SECTION 10. VOTING. At any meeting of the shareholders, each shareholder entitled to vote, who is present in person or by proxy appointed by an instrument in writing, subscribed by such shareholder or by his duly authorized attorney, shall have one vote for each share of common stock registered in his name.

SECTION 11. LIST OF SHAREHOLDERS. At each meeting of the shareholders, a full, true and complete list, in alphabetical order, of all the shareholders of record entitled to vote at such meeting, with the number of shares held by each, certified by the Secretary, any Assistant Secretary, or the Transfer Agent, shall be available for review.

SECTION 12. CONDUCT OF MEETINGS. The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies and any such other persons as the presiding officer shall determine; (iv) restrictions on the entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the presiding officer of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors, and, except as otherwise expressly provided by law or by the Articles of Incorporation, or by these Bylaws, all of the powers of the Corporation shall be vested in the Board of Directors.

SECTION 2. NUMBER AND QUALIFICATION. The number of directors comprising the Board of Directors shall be fixed from time to time by the Board of Directors and in accordance with the Articles of Incorporation. Directors shall be citizens of the Commonwealth of Virginia. Within thirty (30) days after election to the Board of Directors, each director, if not already a shareholder of record, shall become a shareholder of record. A majority of the directors actually elected and serving at the time of any given meeting shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 3. ELECTION OF DIRECTORS. The directors shall be elected at the annual meeting of shareholders in accordance with the Articles of Incorporation.

SECTION 4. CHAIRMAN OF THE BOARD.

(a) At the annual meeting of the Board of Directors following each annual meeting of shareholders, the Board of Directors shall elect a Chairman and a Vice Chairman from among its members to preside at meetings of the Board. In their absence, the CEO or the President shall perform the duties of the Chairman.

(b) Notwithstanding the foregoing, from and after the Effective Date (as defined in Section 9(a) below) through the third anniversary of the Effective Date, the Chairman of the Board shall be Dr. Raymond D. Smoot, Jr. During the period that Dr. Smoot continues to serve as Chairman of the Board pursuant to the terms of this Section 4(b), he shall also serve as a member of the Executive Committee of the Corporation. The removal of Dr. Smoot, or the failure to appoint or re-elect Dr. Smoot as Chairman of the Board as provided in this Section 4 prior to the third anniversary of the Effective Date, and any determination not to nominate Dr. Smoot as director of the Corporation, prior to the third anniversary of the Effective Date, shall each require the affirmative vote of at least 75% of the full Board of Directors.

(c) The provisions of this Section 4 may be modified, amended or repealed, and any Bylaw provision inconsistent with the provisions of this Section 4 may be adopted, only by the affirmative vote of at least 75% of the full Board of Directors. The provisions of paragraphs (b) and (c) of this Section 4 will automatically terminate and be deemed repealed in full effective as of the third anniversary of the Effective Date without any further action by the Board of Directors of the Corporation. In the event of any inconsistency between any provisions of this Section 4 and any other provision of these Bylaws or the Corporation’s other constituent documents, the provisions of this Section 4 shall control.

SECTION 5. MEETINGS OF DIRECTORS. An annual meeting of the Board of Directors shall be held as soon as possible after the annual meeting of shareholders without notice thereof. The Board of Directors may also adopt a schedule of additional meetings, which, together with the annual meeting referred to in the preceding sentence, shall be considered the regular meetings of the Board of Directors. Special meetings may be held whenever called by or at the direction of either the Chairman or Vice Chairman of the Board, the CEO, the President, or by any two directors then in office. Unless otherwise specified in any notice thereof, any and all business may be transacted at a special meeting. Meetings of the Board of Directors shall be held at places in or outside the Commonwealth of Virginia and at such times and places as designated by the Board, or by the person or persons calling the meeting. The Secretary, or officer performing such duties, shall give at least twenty-four (24) hours notice by electronic mail, telegraph, facsimile telecommunication, letter, or telephone of all special meetings of the directors. Notice need not be given of regular meetings held at such times and places designated by the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice either before or after the meeting.

SECTION 6. ACTION WITHOUT A MEETING. Any action which is required or which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions so to be taken, shall be signed before or after such action by all of the directors, or all of the members of the committee, as the case may be. A director’s consent may be made and delivered in writing, including by electronic communication or by facsimile telecommunication.

SECTION 7. PARTICIPATION BY CONFERENCE TELEPHONE. The Board of Directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting.

SECTION 8. MAXIMUM AGE FOR DIRECTORS. No person who is age 70 or older shall be eligible to serve on the Board of Directors after the annual meeting following his/her 70th birthday with the exception of those individuals whom the Board of Directors has, from time to time, determined to be exempt from this policy.

SECTION 9. BOARD COMPOSITION.

(a) Effective as of the Effective Date (as defined in the Agreement and Plan of Reorganization, dated as of June 9, 2013, by and between Union First Market Bankshares Corporation and StellarOne Corporation (“StellarOne”), as the same may be amended from time to time (the “Merger Agreement”)), and notwithstanding any other provision of these Bylaws that may be to the contrary, the Board of Directors of the Corporation shall be comprised of nineteen directors, of which eleven shall be members of the Board of Directors of the Corporation prior to the Effective Date chosen by the Corporation prior to the Effective Date (each a “Union Director” and collectively the “Union Directors”), and eight shall be members of the Board of Directors of StellarOne prior to the Effective Date who are designated by StellarOne prior to the Effective Date by StellarOne, subject to the consent of Union which shall not be unreasonably withheld, to serve as directors of the Corporation (each a “StellarOne Director” and collectively the “StellarOne Directors”). The Union Directors and the StellarOne Directors shall be apportioned among the three classes of the Board of Directors of the Corporation in a manner as nearly equal as possible.

(b) From and after the Effective Date through the third anniversary of the Effective Date, all vacancies on the Board of Directors of the Corporation created by the cessation of service of a Union Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of the Corporation by a majority of the remaining Union Directors, and all vacancies on the Board of Directors of the Corporation created by the cessation of service of a StellarOne Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of the Corporation by a majority of the remaining StellarOne Directors, as applicable.

(c) All directors so nominated and appointed or elected to the Board of Directors of the Corporation by proposal of the Union Directors shall be considered “Union Directors” for purposes of this Article II, Section 9, and all directors so nominated and appointed or elected to the Board of Directors of the Corporation by proposal of StellarOne Directors shall be considered “StellarOne Directors” for purposes of this Article II, Section 9.

(d) From and after the Effective Date through the third anniversary of the Effective Date, the provisions of this Section 9 may be modified, amended or repealed, and any Bylaw provision inconsistent with the provisions of this Section 9 may be adopted, only by an affirmative vote of the StellarOne Directors. This Section 9 will automatically terminate and be deemed repealed in full effective as of the third anniversary of the Effective Date without any further action by the Board of Directors of the Corporation. In the event of any inconsistency between any provision of this Section 9 and any other provision of these Bylaws or the Corporation’s other constituent documents, the provisions of this Section 9 are intended to control.

ARTICLE III

COMMITTEES OF THE BOARD

SECTION 1. COMMITTEES. There shall be an Executive Committee and such other committees as the Board of Directors may, from time to time, create for such purposes and with such powers as the Board may determine.

The Chairman of the Board shall recommend committee members at the annual organizational meeting of the Board of Directors following the annual meeting of shareholders.

SECTION 2. EXECUTIVE COMMITTEE. The Executive Committee shall consist of not less than three (3) members of the Board, or such other number as the Board may appoint. The Executive Committee shall have the power to do any and all acts and to exercise any and all authority during the intervals between the meetings of the Board of Directors which the Board of Directors is authorized and empowered to exercise, except as otherwise limited under applicable law, the Articles of Incorporation, or the Bylaws of the Corporation.

(a) The Executive Committee shall fix its own rules of proceeding and shall meet where and as provided by such rules, but in every case the presence of at least a majority of the Executive Committee shall be necessary to constitute a quorum. In every case, the affirmative vote of a majority of all the members of the Executive Committee present at the meeting shall be necessary for the adoption of any resolution.

(b) The CEO of the Corporation shall serve as Chairman of the Executive Committee. The Chairman shall preside at meetings of the Executive Committee and shall have such other powers and duties as shall be conferred upon him from time to time by the Board of Directors.

(c) All actions of the Executive Committee shall be reported to the Board of Directors at its next succeeding meeting.

SECTION 3. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Board of Directors shall appoint each year a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall be governed by the Nominating and Corporate Governance Committee Charter, which the Board of Directors shall adopt and amend as the Board of Directors shall determine from time to time.

SECTION 4. AUDIT COMMITTEE. The Board of Directors shall appoint each year an Audit Committee. The Audit Committee shall be governed by the Audit Committee Charter, which the Board of Directors shall adopt and amend as the Board of Directors shall determine from time to time.

SECTION 5. COMPENSATION COMMITTEE. The Board of Directors shall appoint each year a Compensation Committee. The Compensation Committee shall be governed by the Compensation Committee Charter, which the Board of Directors shall adopt and amend as the Board of Directors shall determine from time to time.

SECTION 6. MEETINGS. Regular meetings of any standing or special committee may be held without call or notice at such times or places as such committee from time to time may fix. Other meetings of any such committee may be called by the Chairman or Vice Chairman of the Board, the CEO, the President, or any two members of such committee, upon giving notice of the time, place and purposes of each such meeting to each member at either his business or residence address, as shown by the records of the Secretary, at least forty-eight (48) hours previously thereto if mailed, and twenty-four (24) hours previously thereto if delivered in person, given orally, by telephone, telegraph, facsimile telecommunication, or electronic communication. Any director or member may waive notice of any meeting and the attendance of a director or member at a meeting shall constitute a waiver of notice of such meeting except where a director or member attends for the express purpose of objecting to the transaction of business at the meeting on the grounds that the meeting is not lawfully called or convened.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS GENERALLY. The officers of the Corporation shall be a President, a Chief Executive Officer, a Secretary, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Vice Presidents, and persons elected to such other offices as may be established from time to time by the Board of Directors. All officers shall be elected by the Board of Directors and shall hold office until their successors are elected and qualify. Any number of offices may be held by the same person as the Board of Directors may determine. The Chief Executive Officer may from time to time appoint other officers and any such appointment shall be reported to the Board of Directors at its next regularly scheduled meeting after any such appointment.

SECTION 2. OFFICER VACANCIES. Any vacancy occurring in any office by reason of death, resignation, termination, removal or otherwise may be filled at any meeting of the Board of Directors.

SECTION 3. POWERS AND DUTIES. The President and the CEO of the Corporation shall each have the power and responsibility for carrying out the policies of the Board of Directors. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, as well as such powers and duties as may be authorized or conferred upon them from time to time by the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

ARTICLE V

CAPITAL STOCK

SECTION 1. EVIDENCE OF SHARES OF CAPITAL STOCK. Shares of the Corporation’s capital stock, when fully paid, may be certificated or uncertificated, as provided under Virginia law, and in the case of certificated shares, in such form as may be prescribed by the Board of Directors and may (but need not) bear the seal of the Corporation or a facsimile thereof. When issued, all certificates shall be signed by the Chairman or Vice Chairman of the Board, or the President or the CEO, and also by the Secretary or the Assistant Secretary, which signatures may be facsimiles thereof.

SECTION 2. CERTIFICATES TO BE ENTERED. All certificates shall be consecutively numbered, and shall contain the names of the owners, the number of shares and the date of issue, a record whereof shall be entered in the Corporation’s books or the books of the Corporation’s transfer agent, if applicable. The Corporation shall be entitled to treat the holder of record of certificated or uncertificated shares as the legal and equitable owner thereof and accordingly shall not be bound to recognize any equitable or other claim with respect thereto on the part of any other person so far as the right to vote and to participate in dividends is concerned.

SECTION 3. TRANSFER OF STOCK. The stock of the Corporation shall be transferable or assignable on the books of the Corporation’s transfer agent, if any, or on the books of the Corporation by the holders in person or by attorney on surrender of the certificate or certificates for such shares duly endorsed, and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation or on the books of the Corporation’s transfer agent, if applicable.

SECTION 4. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors, or the Secretary, may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate, or upon satisfactory proof of such loss or destruction accompanied by the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

SECTION 5. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient regulating the issue, transfer and registration of certificated or uncertificated shares of stock of the Corporation.

SECTION 6. DETERMINATION OF SHAREHOLDERS OF RECORD. The share transfer books may be closed by order of the Board of Directors for not more than seventy (70) days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof (or entitled to receive any distribution or in order to make a determination of shareholders for any other purpose). In lieu of closing such books, the Board of Directors may fix in advance as the record date for any such determination a date not more than seventy (70) days before the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken). If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to shareholders.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 1. SEAL. The seal of the Corporation shall contain the name of the Corporation and shall be in such form as shall be approved by the Board of Directors.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December.

SECTION 3. EXAMINATION OF BOOKS. The Board of Directors, the CEO, or the President, subject to the laws of the Commonwealth of Virginia, shall have the power to determine from time to time whether and to what extent and under what conditions and limitations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders.

SECTION 4. EXECUTION OF INSTRUMENTS. The CEO, in the ordinary course of business, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The CEO may sign, execute, and deliver in the name of the Corporation powers of attorney, contracts, bonds, notes, corporate obligations, and other documents. The Board of Directors or the CEO may authorize management members or any other officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

SECTION 5. CONSTRUCTION. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Articles of Incorporation of the Corporation as in effect from time to time, the provisions of the Articles of Incorporation shall be controlling. As used in these Bylaws, the term “Articles of Incorporation” shall mean the articles of incorporation of the Corporation filed with the Virginia State Corporation Commission pursuant to the Virginia Stock Corporation Act, as amended from time to time. As used herein, unless the context otherwise requires: (i) the terms defined herein shall have the meaning set forth herein for all purposes; (ii) the terms “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (iii) “writing,” “written” and comparable terms refer to printing, typing, handwriting and other means of reproducing words in a visible form; (iv) “hereof,” “herein,” “hereunder” and comparable terms refer to the entirety of these Bylaws and not to any particular article, section or other subdivision hereof; and (v) references to any gender include references to all genders, and references to the singular include references to the plural and vice versa.

SECTION 6. AMENDMENT OF BYLAWS. These Bylaws may be amended, altered, or repealed by the Board of Directors at any meeting. The shareholders shall have the power to rescind, alter, amend, or repeal any Bylaws and to enact Bylaws which, if so expressed by the shareholders, may not be rescinded, altered, amended, or repealed by the Board of Directors.

SECTION 7. REDEMPTION OF CERTAIN SHARES. In accordance with the provisions of Section 13.1-728.7 of Article 14.1 of the Virginia Stock Corporation Act, the Corporation may, but is not required to, redeem shares of its common stock which have been the subject of a control share acquisition (as defined in that Article) under the circumstances set forth in A and B of Section 13.1-728.7.

This is to certify that these Bylaws were adopted by the Board of Directors of Union First Market Bankshares Corporation as the Bylaws of the Corporation with an effective date of January 1, 2014.

Dated this 1st day of January 2014.

/s/ Rachael R. Lape
Corporate Secretary

SEAL

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